                                                                     EXHIBIT 21





                         SUBSIDIARIES OF THE REGISTRANT

                         SUBSIDIARIES OF THE REGISTRANT





     Set forth below is a listing of all of the existing subsidiaries of the Registrant. The Registrant owns 100% of the stock of each of the subsidiaries listed below.




       SUBSIDIARIES                     STATE OR NATION OF INCORPORATION
       ------------                     --------------------------------

       NABI Foreign Sales, Ltd. .................. Barbados, West Indies

       BioMune Corporation......................................Delaware

       NABI Finance, Inc. ......................................Delaware

       North American Biologicals GmbH...........................Germany

            BIOPLAS GmbH.........................................Germany

            N.A.B.I. BioMedical GmbH.............................Germany

       Univax Plasma, Inc. .....................................Delaware



                                       75